UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2011
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 25, 2011, Raymond James Financial, Inc. issued a press release to announce that the ten nominees to the Board of Directors proposed in the Company’s proxy statement, all of whom were current directors, were re-elected at the Annual Meeting of Shareholders held on February 24, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

Proxies for the Annual Meeting of Shareholders held on February 24, 2011 were solicited by the Company pursuant to Regulation 14A of the Securities Act of 1934, as amended.  Shareholders representing 115,348,352 shares or 91.75% of the 125,717,526 shares of common stock outstanding on the record date of December 17, 2010 were present in person or by proxy, representing a quorum for the purposes of the annual meeting.  The final voting results for each proposal voted upon at the Annual Meeting of Shareholders were as follows:

1.   The election of ten directors to the Board of Directors to hold office until the Annual Meeting of Shareholders in 2012 and until their respective successors have been elected. There was no solicitation in opposition to the nominees and all such nominees were elected.

	For	Withheld	Abstain	Broker Non-Votes
Broader, Shelley G.	97,381,873	703,302	0	17,263,177
Godbold, Francis S.	80,815,935	17,269,240	0	17,263,177
Habermeyer, H. William	97,339,114	746,061	0	17,263,177
Helck, Chet	89,755,850	8,329,325	0	17,263,177
James, Thomas A.	90,049,593	8,035,582	0	17,263,177
Johnson, Gordon L.	96,899,124	1,186,051	0	17,263,177
Reilly, Paul C.	92,045,016	6,040,159	0	17,263,177
Saltzman, Robert P.	96,931,230	1,153,945	0	17,263,177
Simmons, Hardwick	97,252,927	832,248	0	17,263,177
Story, Susan N.	95,158,649	2,926,526	0	17,263,177

2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
110,438,518	4,828,313	81,520	0

3.   To approve amendments to the 2005 Restricted Stock Plan.

For	Against	Abstain	Broker Non-Votes
66,679,714	31,258,948	146,513	17,263,177

4.   To approve an advisory (non-binding) resolution approving the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
95,663,083	2,247,744	174,348	17,263,177

5. To approve an advisory (non-binding) resolution on the frequency of shareholder voting on the Company’s executive compensation.

Annually	2 Years	3 Years	Abstain	Broker Non-Votes
90,823,199	421,247	6,586,932	253,797	17,263,177

Item 7.01 Regulation FD Disclosure

The press release referred to under Item 5.02 included the announcement that the Company’s Board of Directors declared a quarterly dividend of $.13 per share for each outstanding share of common stock of the Company payable on April 18, 2011 to the shareholders of record on April 1, 2011.

The Company also announced in its press release the results of two advisory votes.  Shareholders voted to approve the compensation of the Company’s named executive officers, and a majority of votes were cast in favor of holding an annual advisory vote on the compensation of the Company’s named executive officers.  The Company stated in the press release that it will take these advisory votes under consideration and make a determination regarding the frequency of shareholder votes on executive compensation no later than July 10, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information furnished in this item, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1 Press release dated February 25, 2011 issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 28, 2011	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer